Exhibit 10.11

APx Acquisition Corp. I

Juan Salvador Agraz 65

Contadero, Cuajimalpa de Morelos

05370, Mexico City, Mexico

December 6, 2021

APx Cap Sponsor Group I, LLC

Juan Salvador Agraz 65

Contadero, Cuajimalpa de Morelos

05370, Mexico City, Mexico

Re: Administrative Services Agreement

Ladies and Gentlemen:

This Administrative Services Agreement (this “Agreement”) by and between APx Acquisition Corp. I (the “Company”) and APx Cap Sponsor Group I, LLC (the “Sponsor”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on the Nasdaq Capital Market (the “Listing Date”), pursuant to a Registration Statement on Form S-1 (File No. 333-261247) and prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

1.                   The Sponsor shall make available, or cause to be made available, to the Company, at Juan Salvador Agraz 65, Contadero, Cuajimalpa de Morelos, 05370, Mexico City, Mexico (or any successor location), office space, utilities and secretarial and administrative support services as may be reasonably required by the Company. In exchange therefor, the Company shall pay the Sponsor up to $10,000 per month on the Listing Date and continuing monthly thereafter until the Termination Date; and

2.                   The Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this Agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this Agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state, without regards to the conflicts of laws principles thereof.

This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

[Signature Page Follows]

Very truly yours,

APX Acquisition Corp. I

By:	/s/ Daniel Braatz
Name:	Daniel Braatz
Title:	Chairman of the Board and Chief Executive Officer

AGREED AND ACCEPTED BY: APX CAP SPONSOR GROUP I, LLC By: APX CAP HOLDINGS I, LLC, its managing member

By:	/s/ Daniel Braatz
Name: Daniel Braatz
Title: Managing Member

[Signature Page to Administrative Services Agreement]